UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 5, 2006
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	91-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain "Equity Transfer Agreement", dated for reference effective on September 5, 2006 (the "Equity Transfer Agreement"), as entered into among MIV Therapeutics, Inc. (the "Company"), each of Chimex Hongkong Incorporated Limited and Vascore Scientific Co., Ltd. (collectively, the "Vendors") and Vascore Medical (Suzhou) Co., Ltd. ("Vascore Medical"), the Company therein agreed, subject to numerous conditions precedent (collectively, the "Conditions Precedent"), to acquire all of the equity interests, together with their associated and respective loans (collectively, the "Equity Interests"), of Vascore Medical from the Vendors.

Subject to the prior receipt by the Company of an acceptable "Valuation", the total purchase price for all of the Equity Interests under the Equity Transfer Agreement will be paid by the Company's payment of U.S. $1,000,000 (collectively, the "Cash Payments") together with the issuance and delivery of an aggregate of not less than 4,000,000 restricted common shares in the capital of the Company (each a "Share"), at a deemed issuance price of U.S. $1.00 per Share and for aggregate deemed consideration to the Company of not less than U.S. $4,000,000 (collectively, the "Share Issuances"; and the Cash Payments and the Share Issuances being, collectively, the "Purchase Price" herein, and the deemed value of the Purchase Price, that being U.S. $5,000,000, being the "Purchase Price Value" herein), all as confirmed by the Valuation, in the following manner and to the order and to the direction of the Vendors at the closing (the "Closing") on or before the Closing date as follows:

Cash Payments:

(i)     the Cash Payments will be made to the order and direction of the Vendors in the following manner:

(A)     an initial Cash Payment of U.S. $500,000 is due and payable upon the execution of Equity Transfer Agreement and is to be held in escrow for release by the Company to the order and direction of the Vendors immediately upon the Company's receipt of regulatory approval (from, in particular, the Chinese government) to the terms and conditions of the Equity Transfer Agreement; and

(B)     a final Cash Payment of U.S. $500,000 will be made by the Company to the order and direction of the Vendors immediately upon the Closing of the Equity Transfer Agreement; and

Share Issuances:

(ii)     the Share Issuances will be made to the order and direction of the Vendors in the following manner:

(A)     an initial 1,800,000 of the Shares will be issued immediately upon the execution of the Equity Transfer Agreement (collectively, the "Initial Shares") and held in escrow and released to the Vendors in the manner provided for immediately hereinbelow (the "Escrow"); and

(B)     the balance of 2,200,000 of the Shares will be issued and delivered to the order and direction of the Vendors pro rata among all Vendors based on the percentages of Equity Interests they hold immediately upon the Closing of the Equity Transfer Agreement.

In this regard the Equity Transfer Agreement provides that, in order to ensure the ongoing commitment of present management of Vascore Medical, once the Equity Transfer Agreement is executed, to further the development of Vascore Medical's business interests in line with the Company's then current business interests prior to the Closing of the Equity Transfer Agreement, the Initial Shares, while issuable upon the execution of the Equity Transfer Agreement, will be held in Escrow by a mutually acceptable escrow agent and will only be delivered to the order and to the direction of the Vendors upon the attainment by Vascore Medical management of the following joint venture milestones (collectively, the "Escrow Milestones") during the continuance of the Equity Transfer Agreement and prior to the Closing of the same in the following manner:

(i)     the Company's prior receipt of regulatory approval (from, in particular, the Chinese government) of the terms and conditions of the Equity Transfer Agreement;

(ii)    the finalization of a sound development platform between the Company's and Vascore Medical's then stent delivery joint venture system (collectively, the "Joint Venture System"); which final Joint Venture System shall be subject to the sole and absolute satisfaction of the Company, acting reasonably; and the cost of which Joint Venture System will be borne solely by the Company; and

(iii)   the attainment by Vascore Medical of a permit from the appropriate Regulatory Authorities in China to the commencement of animal trials for the newly developed Joint Venture System (the "Joint Venture System Clinical Trials Permit"); which final Joint Venture System Clinical Trials Permit, and the terms and conditions thereof, shall be subject to the sole and absolute satisfaction of the Company, acting reasonably; and the cost of which Joint Venture System Clinical Trials Permit will be borne solely by the Company;

failing any of which Escrow Milestones during the continuance of the Equity Transfer Agreement the Company may, in its sole and absolute discretion, either cancel the Initial Shares in Escrow and terminate the Equity Transfer or extend the Escrow upon such reasonable terms and conditions as the parties may then agree upon in writing.

As soon as reasonably possible after the execution of the Equity Transfer Agreement and prior to satisfaction of each of the Conditions Precedent contained therein, Vascore Medical is required to seek and obtain a written Valuation respecting the underlying value of Vascore Medical (the "Valuation Value"); and which Valuation will be prepared by reference, in part, to Vascore Medical's audited financial statements which are to be prepared in accordance with generally accepted accounting principles in the United States consistently applied; and which Valuation shall confirm the Valuation Value of the Equity Interests to the Company therein. In that regard, and should the Valuation Value determined under the Valuation be, in fact, greater than the agreed upon and minimum Purchase Price Value of U.S. $5,000,000 for the original Cash Payments and Shares as set forth above, then the number of Shares forming the resulting Purchase Price shall then be automatically increased so as to be comprised of that number of Shares as result from dividing the Valuation Value (less the Cash Payments) by U.S. $1.00 per Share. In that regard, and should the Valuation Value determined under the Valuation be, in fact, lesser than the agreed upon and minimum Purchase Price Value as set forth above, then, and only with the further agreement of each of the parties thereto, the number of Shares forming part of the resulting Purchase Price shall then be decreased so as to be comprised of that number of Shares as result from dividing the Valuation Value (less the Cash Payments) by U.S. $1.00 per Share.

The Company is informed that Vascore Medical is a body corporate subsisting under and registered pursuant to the laws of the People's Republic of China as a wholly foreign owned enterprise and is presently engaged, among other things, in the business of designing, manufacturing and marketing coated and non-coated vascular stents and accessories..

The completion of the transactions comprising the Company's proposed purchase under the Equity Transfer Agreement is subject to a number of Conditions Precedent including, but not limited to: (i) the specific ratification of the terms and conditions of this Equity Transfer Agreement by each of the Board of Directors of the parties within 21 business days of the execution of the Equity Transfer Agreement; (ii) the receipt of a written Valuation respecting the underlying Valuation Value of Vascore Medical; and the results of such Valuation and the effect on the resulting number of Shares forming the Purchase Price being acceptable, in writing, by the parties; (iii) if required under applicable corporate and securities laws, the receipt of all necessary approvals from any regulatory authority having jurisdiction over the transactions contemplated by the Equity Transfer Agreement on or before November 30, 2006; (iv) the attainment by Vascore Medical of each of the Escrow Milestones subject, at all times, to the sole and absolute satisfaction of the Company, acting reasonably, on or before June 30, 2007; and (iv) the closing of the proposed purchase prior to August 31, 2007.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d)     Exhibits.

Submitted herewith:

Exhibit	Description
10.1

Equity Transfer Agreement, dated as executed on September 5, 2006, as entered into among the Company, each of Chimex Hongkong Incorporated Limited and Vascore Scientific Co., Ltd. and Vascore Medical (Suzhou) Co., Ltd.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTICS, INC.
DATE: September 13, 2006.	By: "Alan P. Lindsay" ___________________________________ Alan P. Lindsay Chief Executive Officer, Principal Executive Officer and a director

__________